Exhibit 10.11

FIRST AMENDMENT

TO THE

FIRST FARMERS AND MERCHANTS BANK

DIRECTOR DEFERRED COMPENSATION AGREEMENT

DATED JULY 18, 2006

FOR

THOMAS RANDALL STEVENS

THIS FIRST AMENDMENT is adopted this 5th day of January, 2007, by First Farmers and Merchants Bank, a state-chartered commercial bank located in Columbia, Tennessee (the “Bank”).

The Bank and Thomas Randall Stevens (the “Director”) executed the Director Deferred Compensation Agreement on July 18, 2006 (the “Agreement”).

Pursuant to Article 10, the Bank may amend this Agreement at any time.  The Bank hereby amends the Agreement for the purpose of changing the pre-Separation from Service death benefit amount.  Therefore, the following changes shall be made:

Section 3.1 of the Agreement shall be deleted in its entirety and replaced with the following:

3.1                                 Establishing and Crediting.  The Bank shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

(a)                                  Any Deferrals hereunder;

(b)                                 A monthly credit of Four Thousand Nine Hundred Seven Dollars ($4,907) on the first day of each month beginning on January 1, 2007 and continuing for twenty three (23) additional months; and

(c)                                  Interest as follows:

(i)                                   On the last day of each month and immediately prior to the distribution of any benefits, but only until commencement of benefit distributions under this Agreement, interest shall be credited on the Deferral Account at an annual rate equal to the Crediting Rate, compounded monthly; and

(ii)                                Prior to the commencement of any distributions hereunder, the Board, in its sole discretion, may change the rate used to calculate interest credited on the unpaid Deferral Account balance during any applicable installment period.  Once the annual interest rate is determined it will compound monthly on the last day of each month.

Section 5.1.1 of the Agreement shall be deleted in its entirety and replaced with the following:

5.1.1                        Amount of Benefit.  The benefit under this Section 5.1 is the Deferral Account balance determined as of the date of the Director’s death plus an additional Three Hundred Sixteen Thousand and Fifty-Six Dollars ($316,056).

IN WITNESS OF THE ABOVE, the Bank hereby consents to this First Amendment.

First Farmers and Merchants Bank

By	/s/ John P. Tomlinson, III
Title	President

Acknowledged:

Director

Thomas Randall Stevens
Thomas Randall Stevens